FIFTH AMENDMENT
                                     TO
                              CREDIT AGREEMENT

     This Fifth Amendment to Credit Agreement (this "Fifth Amendment"), dated as of November 20, 1998, is among Michigan National Bank, a national banking association, and the other banking institutions listed on Exhibit A attached hereto and who appear as signatories to this Fifth Amendment (each a "Bank" and collectively the "Banks"), Michigan National Bank, as agent ("Agent"), and Mueller Industries, Inc., a Delaware corporation ("Borrower").

                                   Recitals

     The Agent, the Borrower and some of the Banks executed a certain Credit Agreement (the "Credit Agreement") dated as of June 1, 1994, as amended, providing for, among other things, the establishment by the Banks for the benefit of the Borrower of a line of credit in the amount of $100,000,000. The Credit Agreement was amended by a First Amendment to Credit Agreement, dated as of December 14, 1994, by a Second Amendment to Credit Agreement, dated as of June 1, 1995, by a Third Amendment to Credit Agreement, dated as of December 18, 1996, and by a Fourth Amendment to Credit Agreement, dated as of December 31, 1997 (the Credit Agreement, as so amended, the "Amended Credit Agreement").

     The Borrower has now requested the Banks to consider certain amendments to the Amended Credit Agreement, including a temporary increase in the aggregate principal amount of the loans that can be outstanding under the Amended Credit Agreement at any one time to $125,000,000.00, as well as certain changes in the identity of the banks that are to be parties to the Credit Agreement, and the Banks have consented to such amendments as set forth herein upon the terms and conditions set forth herein.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amended Credit Agreement.

     NOW, THEREFORE, the parties hereto agree that the Amended Credit Agreement shall be amended, effective (unless otherwise specified herein) on and as of November 20, 1998, as follows:

     1. The definition of the term "Brass Guaranties" in Section 1, shall be amended, effective as of December 27, 1997, by adding thereto, immediately following the word "Ltd." in the parenthetical clause thereof, the words "and any direct or indirect foreign subsidiaries of Mueller Brass Co. formed subsequent to December 27, 1997."

     2. The definition of the term "Ratable Share" in Section 1, shall be amended to read in its entirety, as follows:

        "Ratable Share" means for each Bank the percentage shown on Exhibit A of the Fifth Amendment, which as to aggregate
        Advances of the Loan will be limited to the maximum U.S. dollar amount shown on said Exhibit A."

     3. Section 2.1 shall be amended by inserting the following phrase after the amount "$100,000,000" at the beginning of the sixth line thereof: "provided, however that from November 20, 1998 to February 18, 1999, or such earlier date that the parties agree to one or more term loans to replace the Line of Credit Loan (the "Increased Credit Period"), such maximum aggregate principal amount shall be "$125,000,000."

     4. Section 2.7 shall be amended by inserting the following phrase after the term "$100,000,000" in the two places in which it appears: "or $125,000,000 during the Increased Credit Period."

     5. A new Section 3.7 is added to the Amended Credit Agreement, reading as follows:

           3.7.1 Halstead Industries Inc. Guaranty

           At such time as the outstanding principal balance outstanding on the Loan first exceeds $100,000,000.00, the Borrower shall forthwith cause Halstead Industries, Inc. to execute and deliver to the Agent for the prorate benefit of the Banks an unlimited guaranty of all of the Obligations in form and substance satisfactory to the Agent.

     6. Contemporaneously with the execution of this Fifth Amendment, the Borrower shall pay the Agent, for the prorate benefit of the Banks, an additional fully-earned, non-refundable commitment fee of $25,000.

     7. The terms and provisions of the Form of Request for Advance attached to the Amended Credit Agreement as Exhibit 2.2.3, the Form of Line of Credit Note attached to the Amended Credit Agreement as Exhibit
2.3 and the Form of Brass Guaranties attached to the Amended Credit Agreement as Exhibit 3.5.1 shall be revised as necessary to conform to the provisions of this Fifth Amendment. The Borrower shall execute new Notes and shall cause the Brass Subsidiaries to execute new or amended Brass Guaranties which conform to the provisions of this Fifth Amendment, such execution (and delivery of such Notes and Brass Guaranties to the Agent) being a condition to the effectiveness of this Fifth Amendment.

     8. The parties acknowledge and agree that Boatmen's National Bank ("Boatmen's") has been merged into NationsBank, N.A. ("NationsBank") and, accordingly, that NationsBank has assumed all of the rights and corresponding obligations of Boatmen's under the Amended Credit Agreement and the other Loan Documents and the Ratable Share previously held by Boatmen's.

     9. Except as herein provided, the Amended Credit Agreement shall remain in full force and effect, including the provisions of Section 9 thereof which are herein incorporated by this reference.

     l0. The Borrower hereby reaffirms the representations and warranties set forth in Section 4 of the Amended Credit Agreement and certifies that no Event of Default has occurred or is existing under the Amended Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed and delivered as of the date first hereinabove set forth.

                                       "BORROWER"

                                       MUELLER INDUSTRIES, INC.
WITNESS:

                                       By:
                                       Its: Executive Vice President

                                       "BANKS"
                                       MICHIGAN NATIONAL BANK

WITNESS:
                                       By:
                                       Its: Senior Relationship Manager

                                       NATIONSBANK, N.A.

                                       By:
                                       Its:

                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By:
                                       Its:

                                       MERCANTILE BANK NATIONAL
                                       ASSOCIATION

                                       By:
                                       Its:


                                       KEY BANK NATIONAL ASSOCIATION
                                       (formerly known as Society National
                                       Bank)

                                       By:
                                       Its:

                                       "AGENT"

                                       MICHIGAN NATIONAL BANK

                                       By:
                                       Its:

                                  EXHIBIT A


                       Ratable    Maximum Amount During     Maximum Amount
Name of Bank           Share      Increased Credit Period   Other Times
------------           -------    -----------------------   --------------
Michigan National Bank   25%            $31,250,000            $25,000,000

The First National       18.75%         $23,437,500            $18,750,000
  Bank of Chicago

NationsBank, N.A.        18.75%         $23,437,500            $18,750,000

Key Bank National
Association              18.75%         $23,437,500            $18,750,000

Mercantile Bank          18.75%         $23,437,500            $18,750,000
  National Association